                                                                     EXHIBIT 3.9

                                              Exhibit A to Preferred
                                              Stock Purchase Agreement
                                              ------------------------


                          CERTIFICATE OF DESIGNATIONS
                                       OF
                                PREFERRED STOCK

                                       OF

                            RAMSAY HEALTH CARE, INC.

                       Pursuant to Section 151(g) of the
                General Corporation Law of the State of Delaware
                ------------------------------------------------


     The undersigned, Remberto G. Cibran, President of Ramsay Health Care, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), on behalf of the Corporation and in
                        -----------
accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors of the Corporation by Section 2 of Paragraph (4) of the Amended and Restated Certificate of Incorporation of the Corporation, and in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, on September 29, 1997, the Board of Directors of the Corporation authorized and designated 100,000 of the authorized shares of the Class B Preferred Stock, $1.00 par value, of the Corporation as Class B Preferred Stock, Series 1997 and adopted the following resolution in connection therewith:

     RESOLVED, that the Board of Directors of the Corporation, in accordance with Section 151(g) of the General Corporation Law of the State of Delaware and
Section 2 of Paragraph (4) of the Corporation's Amended and Restated Certificate of Incorporation, hereby authorizes and designates 100,000 shares of Class B Preferred Stock, par value $1.00 per share, as Class B Preferred Stock, Series 1997 (the "Series 1997 Preferred Stock"), which Series 1997 Preferred Stock
           ---------------------------
shall be described and limited as follows:

     (a) Definitions.  For purposes of this Designation, the following
         -----------
definitions shall apply:

     "Additional Shares of Common Stock" shall mean all shares of Common Stock,
      ---------------------------------
par value $0.01 per share (the "Common Stock"), of the Corporation issued
                                ------------
subsequent to the Issue Date (or, pursuant to subparagraph (f)(v), deemed to be issued subsequent to the Issue Date) by the Corporation, other than shares of Common Stock issued or issuable (i) upon conversion of shares of the Corporation's Class B Preferred Stock, Series C (the "Series C Preferred
                                                      ------------------
Stock"), shares of the Corporation's Class B Preferred Stock, Series 1996 (the

"Series 1996 Preferred Stock") and shares of Series 1997 Preferred Stock; (ii)
----------------------------
pursuant to any Options issued under the 1990, 1991 and 1993 Stock Option Plans and the 1995 and 1996 Long Term Incentive Plans of the Corporation as in effect on the Issue Date; (iii) pursuant to warrants and other rights to acquire Common Stock outstanding on the Issue Date and identified on Schedule 3.05 to the
                                                      -------------
Preferred Stock Purchase Agreement dated as of the Issue Date between the Corporation and General Electric Capital Corporation; and (iv) pursuant to the provisions of Section 3.04 of the Subordinated Note Purchase Agreement dated as of the Issue Date among the Corporation, General Electric Capital Corporation and Paul Ramsay Holdings Pty. Limited or pursuant to the terms and conditions of any provision of comparable purpose or effect in respect of any issuance of subordinated indebtedness to a Person other than a Ramsay Affiliate, the proceeds of which are used to repay in full the indebtedness incurred under such Subordinated Note Purchase Agreement.

     "Applicable Redemption Percentage" shall mean, in the case of a redemption
      --------------------------------
of Series 1997 Preferred Stock pursuant to subparagraphs (e)(i) or (iii) hereof at any time during any Redemption Period set forth below, the Applicable Redemption Percentage set forth opposite such period:

                                                       Applicable Redemption
                                                       ---------------------
               Redemption Period                              Percentage
               -----------------                              ----------

          On or after September 30, 1997 but
            before September 30, 2001                         105%

          On or after September 30, 2001 but
            before September 30, 2002                         104.286%

          On or after September 30, 2002 but
            before September 30, 2003                         103.571%

          On or after September 30, 2003 but
            before September 30, 2004                         102.857%

          On or after September 30, 2004 but
            before September 30, 2005                         102.143%

          On or after September 30, 2005 but
            before September 30, 2006                         101.429%

          On or after September 30, 2006 but
            before September 30, 2007                         100.714%

     "Board of Directors" shall mean the Board of Directors of the Corporation.
      ------------------

     "Change of Control" shall mean any of the following:  (a) any person or
      -----------------
group of persons (within the meaning of the Exchange Act), other than Ramsay Affiliates, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of issued and outstanding shares of capital stock of Borrower having the right to cast 30% or more of the votes for the election of directors of Borrower under ordinary circumstances; (b) Ramsay Affiliates shall fail to hold beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of that number of the issued and outstanding shares of capital stock of Borrower having the right to cast at least 4,000,000 votes for the election of directors of Borrower under ordinary circumstances (such number to be appropriately adjusted for stock splits, reverse stock splits and similar events involving such capital stock); or (c) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election by the board of directors of Borrower or whose nomination for election by the stockholders of Borrower was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

     "Common Stock Outstanding" shall mean, on any date of determination, the
      ------------------------
number of shares of Common Stock issued and outstanding on such date, plus the
                                                                      ----
number of shares of Common Stock issuable on such date upon exercise of all outstanding Options and conversion of all outstanding Convertible Securities, whether or not then exercisable or convertible, minus the number of shares of
                                                -----
Common Stock which the aggregate consideration received by the Corporation for the total number of shares of Common Stock issuable in respect of such Options outstanding on such date would purchase at the Conversion Price in effect on such date.

     "Conversion Price" shall mean, initially, $6.33 per share, as such
      ----------------
Conversion Price may be adjusted from time to time as provided in paragraph (f).

     "Convertible Securities" shall mean any evidence of indebtedness, shares or
      ----------------------
other securities convertible into or exchangeable for shares of Common Stock.

     "Effective Price" of Additional Shares of Common Stock shall mean the
      ---------------
quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under subparagraph (f)(v), into the aggregate consideration received or deemed to have been received by the Corporation for such issue under subparagraph
(f)(v).

     "Issue Date" shall mean the date of issuance of the shares of Series 1997
      ----------
Preferred Stock hereby authorized.

     "Market Price" shall mean, for any day, the last sale price regular way,
      ------------
or, in case no sale takes place on any such day, the average of the closing bid and asked prices regular way, for the Common Stock in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last sale price for the shares of Common Stock on the Nasdaq National Market or the Nasdaq SmallCap Market, whichever is applicable, or, if such shares shall not be included in such markets, the closing bid price in the over-the-counter market, in each such case averaged over a period of 20 consecutive business days ending immediately prior to the day as of which the Market Price is being determined. If at any time the shares of Common Stock are not listed on any national securities exchange, included in the Nasdaq National Market or the Nasdaq SmallCap Market or quoted in the over-the-counter market, the Market Price of the shares of Common Stock shall, subject to the provisions of subparagraph (f)(viii) below, be deemed to be the higher of (i) the book value thereof, as determined in accordance with generally accepted accounting principles consistent with those then being applied by the Corporation by any firm of independent certified public accountants (which may be the regular auditors of the Corporation) of recognized national standing selected by the Board of Directors of the Corporation, as of the last day of the last calendar month ending prior to the date as of which the determination is to be made, and
(ii) the fair value thereof, as determined in good faith by an independent brokerage firm of recognized national standing selected by the Board of Directors of the Corporation, as of a date which is within 15 days preceding the date as of which the determination is to be made.

     "Options" shall mean rights, options or warrants to subscribe for, purchase
      -------
or otherwise acquire shares of Common Stock or Convertible Securities.

     "Person" shall mean any individual, sole proprietorship, partnership,
      ------
limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

     "Ramsay Affiliates" shall mean Persons, exclusive of the Corporation and
      -----------------
its Subsidiaries, who directly, or indirectly through one or more intermediaries, are controlled by Paul J. Ramsay, an individual with an address at 154 Pacific Highway, Greenwich, NSW 2065, Australia. As used in this paragraph, the term "control" (including the term "controlled by") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Persons, whether through stock ownership, membership, partnership, voting rights, governing boards, committees, division or other bodies with one or more common members, directors, trustees, officers or any managers or otherwise.

     "Redemption Price" shall mean $25.00 per share (as such number shall be
      ----------------
appropriately adjusted for stock splits, reverse stock splits or other similar events involving the Series 1997 Preferred Stock.

     "Required Holders" shall mean holders of Series 1997 Preferred Stock
      ----------------
holding, in the aggregate, more than 50% of the issued and outstanding shares of Series 1997 Preferred Stock at any time.

     "Sale of the Company" shall mean (i) the sale by the shareholders of the
      -------------------
Corporation in one or more related transactions of shares of capital stock of the Corporation then issued and outstanding (including, without limitation, pursuant to a tender offer for such shares) representing a majority of the total number of votes eligible to be cast by all holders of the Corporation's capital stock for the election of directors of the Corporation under ordinary circumstances; (ii) the merger or consolidation of the Corporation with or into any other Person (other than a merger in which the Corporation is the corporation surviving the merger); (iii) the sale by the Corporation or any of its Subsidiaries of the capital stock of one or more of its Subsidiaries, the merger of one or more of the Corporation's Subsidiaries with and into any Person other than a direct or indirect wholly-owned Subsidiary of the Corporation or the sale by the Corporation or any of its Subsidiaries of other assets of the Corporation or any of its Subsidiaries, in one or more transactions, whether or not related, involving capital stock or assets representing or aggregating 50% or more of the consolidated book value of the Corporation's assets as of the Issue Date; or (iv) any recapitalization of the Corporation shall occur pursuant to which Ramsay Affiliates shall have acquired beneficial ownership of issued and outstanding shares of capital stock of the Corporation having the right to cast more than 66-2/3% of the total number of votes in an election of directors of the Corporation under ordinary circumstances.

     (b) Dividend Rights.  From and after the issuance of the Series 1997
         ---------------
Preferred Stock, the holders of outstanding Series 1997 Preferred Stock shall be entitled to receive, and shall be paid, when and as declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends at an annual rate of $2.25 per share, payable in arrears quarterly on January 15, April 15, July 15 and October 15, to stockholders of record on a date not more than 20 days prior to the date on which such cash dividends are payable, said dividends to commence accrual on the date of issuance of the applicable shares. In the event that the Corporation fails to declare and pay quarterly dividends in the full amount provided for herein on any dividend payment date specified above, then (i) the annual rate at which such dividends shall accrue and be payable hereunder shall increase to $2.75 per share and (ii) additional dividends, in an amount equal to the accrued and unpaid dividends on each share of Series 1997 Preferred Stock multiplied by eleven percent (11%) per annum, shall accrue from and after such dividend payment and be payable with respect to each share of Series 1997 Preferred Stock until all accrued and unpaid dividends shall have been paid. Any reference herein to accrued dividends shall include the additional dividends payable with respect to the Series 1997 Preferred Stock pursuant to the preceding sentence. Such dividends shall be prior and in preference to any declaration of payment of any dividend on any other existing or future class or series of capital stock of the Corporation, including without limitation, the Common Stock, the Class A Preferred Stock, par value $1.00 per share (the "Class A Preferred Stock"), of the Corporation, the Series 1996
            -----------------------
Preferred Stock and the Class B Preferred Stock, Series 1997-A of the Corporation (the "Series 1997-A Preferred Stock") but shall rank pari passu in
                  -----------------------------                  ---- -----
right of payment with any declaration of payment of dividends on the Series C Preferred Stock. Such dividends in respect of the Series 1997 Preferred Stock shall be cumulative and shall accrue whether or not declared by the Board of Directors. No cash dividends shall be paid with respect to any other existing or future class or series of capital stock of the Corporation, including without limitation, the Class A Preferred Stock, the Series 1996 Preferred Stock, the Series 1997-A Preferred Stock and the Common Stock, but other than the Series C Preferred Stock, until all dividends accrued on any outstanding shares of the Series 1997 Preferred Stock, whether or not declared, have been set apart and fully paid, and no cash dividends shall be paid with respect to the Series C Preferred Stock unless, concurrently therewith, dividends are paid to the same extent on the Series 1997 Preferred Stock. No accumulation of dividends on the Series 1997 Preferred Stock shall bear interest.

     (c) Liquidation Rights.  In the event of liquidation, dissolution or
         ------------------
winding up of the Corporation, whether voluntary or involuntary, the holders of the Series 1997 Preferred Stock, by reason of their ownership thereof, shall be entitled to receive in exchange for and in redemption of each share of Series 1997 Preferred Stock held, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any other existing or future class or series of capital stock of the Corporation, including without limitation, the Common Stock, the Class A Preferred Stock, the Series C Preferred Stock, the Series 1996 Preferred Stock and the Series 1997-A Preferred Stock, an amount equal to the Redemption Price, multiplied by the number of shares held, plus all accrued but unpaid dividends, whether or not declared, on each such share. All of the preferential amounts to be paid to the holders of the Series 1997 Preferred Stock under this paragraph (c) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets or surplus funds of the Corporation to, the holders of any other existing or future class or series of capital stock of the Corporation, including without limitation, the Common Stock, the Class A Preferred Stock, the Series C Preferred Stock, the Series 1996 Preferred Stock and the Series 1997-A Preferred Stock, in connection with such liquidation, dissolution or winding up, whether voluntary or involuntary. If the assets or surplus funds to be distributed to the holders of the Series 1997 Preferred Stock are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Series 1997 Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive. After the payment or distribution to the holders of the Series 1997 Preferred Stock of the full preferential amounts aforesaid, the holders of the Common Stock, Class A Preferred Stock, Series C Preferred Stock, Series 1996 Preferred Stock and the Series 1997-A Preferred Stock then outstanding shall be entitled to receive all the remaining assets of the Corporation, in such order of priority as each shall be entitled pursuant to the Amended and Restated Certificate of Incorporation of the Corporation or the Certificate of Designations pursuant to which each was authorized and designated. Neither the consolidation nor the merger of the Corporation with or into any other corporation, nor any sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding-up of the Corporation within the meaning of this paragraph (c) unless any such event or occurrence is deemed to be a liquidation, dissolution or winding-up of the Corporation for the purposes of the comparable provisions of either of the respective Certificates of Designations authorizing and designating the Corporation's Series C Preferred Stock, Series 1996 Preferred Stock and the Series 1997-A Preferred Stock.

     (d) Voting Rights.    The holders of the Series 1997 Preferred Stock shall
         -------------
not be entitled to any voting rights except as hereinafter provided in paragraph
(g) or as otherwise provided by law.

     (e)  Redemption.
          ----------

          (i) Optional Redemption by the Corporation.  All of the issued and
              --------------------------------------
     outstanding shares of Series 1997 Preferred Stock shall be redeemable by the Corporation, at the option of the Corporation, in whole or in part, at any time on or after the third anniversary of the Issue Date, up to but not including the tenth anniversary of the Issue Date, at a redemption price equal to the Redemption Price, multiplied by the number of shares held, multiplied by the Applicable Redemption Percentage, plus all accrued but unpaid dividends thereon, whether or not declared, through the date of redemption.

          (ii) Mandatory Redemption by the Corporation.  All of the issued and
               ---------------------------------------
     outstanding shares of Series 1997 Preferred Stock shall be redeemed by the Corporation on the tenth anniversary of the Issue Date, if not sooner redeemed pursuant to any other provision hereof, at a redemption price equal to the Redemption Price multiplied by the number of shares held, plus all accrued but unpaid dividends, whether or not declared, through the date of redemption.

          (iii)  Mandatory Redemption Upon Change of Control. All of the issued
                 -------------------------------------------
     and outstanding shares of Series 1997 Preferred Stock shall be redeemable by the Corporation, at the option of the holders thereof, in whole or in part, at any time on or after a Change of Control or a Sale of the Company, at a redemption price equal to the Redemption Price multiplied by the number of shares held, multiplied by the Applicable Redemption Percentage, plus all accrued and unpaid dividends thereon, whether or not declared, through the date of redemption.

          (iv) Certain Limitations.  If the funds of the Corporation legally
               -------------------
     available for redemption of the Series 1997 Preferred Stock are insufficient to allow the Corporation to redeem the total number of shares of Series 1997 Preferred Stock required to be redeemed pursuant to this paragraph (e), or if applicable law prohibits such redemption, (A) the Corporation shall use its best efforts to cause such funds to become available in any manner permitted by Sections 154 and 244 of the Delaware General Corporation Law, as amended, or any comparable provisions of any succeeding law, and (B) the holders of shares of Series 1997 Preferred Stock shall share ratably in all funds not so restricted and legally available for redemption of such shares. Any shares of Series 1997 Preferred Stock not so redeemed shall remain outstanding and entitled to all rights and preferences herein, provided that the Corporation shall immediately redeem any and all such outstanding shares at such time and to the extent that the Corporation is not restricted from doing so and has funds legally available therefor.

          (v) Notice to Holders.  The Corporation shall give notice to each
              -----------------
     holder of Series 1997 Preferred Stock (A) of any redemption pursuant to subparagraph (e)(i) at least 30 days prior to the date the Corporation proposes to redeem all or any part of the outstanding shares of Series 1997 Preferred Stock, specifying the number of shares of Series 1997 Preferred

     Stock that the Corporation is calling for redemption and the date fixed for redemption thereof, and (B) of any Change of Control giving the holders of shares of Series 1997 Preferred Stock the right to require redemption of the Series 1997 Preferred Stock pursuant to subparagraph (e)(iii), as soon as is reasonably practicable before the occurrence thereof, specifying in reasonable detail the nature thereof and the terms and conditions thereof. Upon receipt of a notice given pursuant to clause (B) of this subparagraph
     (e)(v), each holder of Series 1997 Preferred Stock shall be entitled, at its option, by giving written notice to the Corporation of such election, to require the Corporation to redeem all or any part of the outstanding shares of Series 1997 Preferred Stock held by such holder, on the date such Change of Control is effected or on any subsequent date as shall be fixed by such holder in such notice. Each such notice given pursuant to this subparagraph (e)(v) shall be given by registered mail, return receipt requested, postage prepaid, shall be effective upon receipt, and shall be addressed to the Corporation at its principal place of business and to the holders in accordance with paragraph (h) below.

          (vi) Closing.  On any date fixed for redemption pursuant to this
               --------
     paragraph (e), the Corporation shall pay to each holder of Series 1997 Preferred Stock an amount in cash equal to the aggregate redemption price for such holder's shares, as specified herein, by wire transfer of immediately available funds to such account as is designated by such holder, upon surrender of the certificates representing the shares so redeemed (properly endorsed or assigned for transfer, if required by the Corporation). If, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, for the exclusive benefit of the holders of the shares of Series 1997 Preferred Stock so called for redemption, then, on the date fixed for redemption (unless the Corporation shall default in the payment of the redemption price specified herein), notwithstanding that any certificates representing the shares of Series 1997 Preferred Stock so called for redemption shall not have been surrendered for cancellation: (A) the shares of Series 1997 Preferred Stock represented thereby shall no longer be deemed outstanding, (B) the right to receive dividends on them shall cease to accrue, and (C) all other rights with respect to such shares of Series 1997 Preferred Stock shall forthwith cease and terminate, except the right of each such holder to receive the amount payable to such holder on such date upon such redemption, without interest.

     (f) Conversion.  The holders of the Series 1997 Preferred Stock shall have
         ----------
conversion rights as follows:

          (i)  Right to Convert.
               ----------------

               (A) Each share of Series 1997 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation of or any transfer agent for the Series 1997 Preferred Stock, into that number of fully paid and nonassessable shares of Common Stock that results from dividing the Conversion Price per share in effect at conversion into $25.00 and multiplying the quotient obtained by the number of shares of Series 1997 Preferred Stock being converted.

               (B) No fractional shares of Common Stock shall be issued upon conversion of shares of Series 1997 Preferred Stock and if any shares of Series 1997 Preferred Stock surrendered for conversion by a holder, in the aggregate, for conversion would otherwise result in a fractional share of Common Stock, then such fractional share shall be redeemed by the Corporation at the then effective Conversion Price per share, payable as promptly as possible when funds are legally available therefor.

          (ii) Mechanics of Conversion.  Before any holder of shares of Series
               -----------------------
     1997 Preferred Stock shall be entitled to convert such shares into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed and accompanied by properly executed stock powers, at the office of the Corporation or of any transfer agent for the Series 1997 Preferred Stock, and shall give written notice to the Corporation at such office of the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued if different from the name shown on the books and records of the Corporation. Said conversion notice shall also contain such representations as may reasonably be required by the Corporation to the effect that the shares of Common Stock to be received upon conversion are not being acquired and will not be transferred in any way which might violate the then applicable securities laws. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series 1997 Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates for the shares of Series 1997 Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. All certificates issued upon such conversion shall contain a legend governing restrictions, if any, upon such shares imposed by applicable securities laws.

          (iii)  Adjustment for Subdivisions or Combinations of Common Stock.
                 -----------------------------------------------------------
     In the event that the Corporation at any time or from time to time after the Issue Date effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of its outstanding Series 1997 Preferred Stock, then and in each such event the Conversion Price shall be decreased or increased proportionately.

          (iv) Adjustments for Dividends, Distributions and Convertible
               --------------------------------------------------------
     Securities.  In the event that the Corporation at any time or from time to
     ----------
     time after the Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in Additional Shares of Common Stock, Options or Convertible Securities without payment of any consideration by such holder of such shares of Common Stock, without a proportionate and corresponding dividend or other distribution to holders of shares of Series 1997 Preferred Stock, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Convertible Securities shall be deemed, for purposes of this subparagraph (f)(iv), to be issued and outstanding as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date. In each such event the then applicable Conversion Price shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the then applicable Conversion Price by a fraction,

               (A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding or deemed pursuant to the terms hereof to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, as applicable; and

               (B) the denominator of which shall be (x) the total number of shares of Common Stock issued and outstanding or deemed pursuant to the terms hereof to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, as applicable, plus (y) the total number of shares of Common Stock
                      ----
          issuable in payment of such dividend or distribution or upon conversion or exercise of such Options or Convertible Securities;

and provided, however, (i) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subparagraph (f)(iv) as of the time of actual payment of such dividends or distributions; or (ii) if such Convertible Securities provide, with the passage of time or otherwise, for any decrease or increase in the number of shares of Common Stock issuable upon conversion or exercise thereof (or upon the occurrence of a record date with respect thereto), the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such decrease or increase becoming effective, be recomputed to reflect such decrease or increase insofar as it affects the rights of conversion or exercise of the Convertible Securities then outstanding; or (iii) upon the expiration of any rights of conversion or exercise under any unexercised Convertible Securities, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if the only additional shares of Common Stock issued were the shares of such stock, if any, actually issued upon the conversion or exercise of such Convertible Securities; or (iv) in the event of issuance of Convertible Securities which expire by their terms not more than sixty (60) days after the date of issuance thereof, no adjustments of the Conversion Price shall be made until the expiration or exercise of all such Convertible Securities, whereupon such adjustment shall be made in the manner provided in this subparagraph (f)(iv).

          (v) Adjustment of Conversion Price for Diluting Issues.
              --------------------------------------------------

               (A) If at any time or from time to time after the Issue Date, the Corporation issues or sells, or is deemed by the provisions of this subparagraph (f)(v) to have issued or sold, Additional Shares of Common Stock for an Effective Price less than the Conversion Price for the Series 1997 Preferred Stock in effect on the date of and immediately prior to such issue, or the Corporation issues or sells, or is deemed by the provisions of this subparagraph (f)(v) to have issued or sold, Additional Shares of Common Stock for an Effective Price less than the Market Price in effect on the date of and immediately prior to such issue, then and in each such case the then existing Conversion Price for the Series 1997 Preferred Stock shall be reduced, as of the opening of business on the date of such issue or sale, to the lower of the prices determined as follows:

                    (1) by multiplying the Conversion Price for the Series 1997
               Preferred Stock in effect immediately prior to the time of such issue or sale by a fraction (a) the numerator of which shall be the sum of (i) the number of shares of Common Stock Outstanding immediately prior to such issue or sale plus (ii) the number of shares of Common Stock which the aggregate consideration received (or by the provisions hereof deemed to have been received) by the Corporation for the total number of Additional Shares of Common Stock so issued or sold would purchase at such Conversion Price for the Series 1997 Preferred Stock and (b) the denominator of which shall be the number of shares of Common Stock Outstanding at the close of business on the date of such issue or sale after giving effect to such issue or sale of Additional Shares of Common Stock; and

                    (2) by multiplying the Conversion Price for the Series 1997
               Preferred Stock in effect immediately prior to the time of such issue or sale by a fraction (a) the numerator of which shall be the sum of (i) the number of shares of Common Stock Outstanding immediately prior to such issue or sale multiplied by the Market Price immediately prior to such issue or sale plus (ii) the
                                                             ----
               aggregate consideration received (or by the provisions hereof deemed to have been received) by the Corporation for the total number of Additional Shares of Common Stock so issued or sold, and (b) the denominator of which shall be the product of (i) the number of shares of Common Stock Outstanding at the close of business on the date of such issue or sale after giving effect to such issue or sale of Additional Shares of Common Stock, multiplied by (ii) the Market Price immediately prior to such
               ---------- --
               issue or sale.

               (B) For the purpose of making any adjustment required under this subparagraph (f)(v), the consideration received by the Corporation for any issue or sale of securities shall (1) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation prior to deduction of any expenses payable by the Corporation and any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale, (2) to the extent it consists of property other than cash, be computed at the fair value of that property as determined by appraisers selected by the Board of Directors of the Corporation and reasonably acceptable to the Required Holders, and (3) if Additional Shares of Common Stock, Convertible Securities or Options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed (as provided in clauses (1) and (2) above) as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or Options.

               (C) For the purpose of the adjustment required under this subparagraph (f)(v), if at any time or from time to time after the Issue Date, the Corporation issues or sells any Options or Convertible Securities (other than Options or Convertible Securities specified in the definition of "Additional Shares of Common Stock"), then in each case the Corporation shall be deemed to have issued at the time of the issuance of such Options or Convertible Securities the maximum number of Additional Shares of Common Stock (as set forth in the instruments relating thereto, giving effect to any provision contained therein for a subsequent upward adjustment of such number) issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Options or Convertible Securities plus, in the case of such Options, the minimum amounts of consideration, if any (as set forth in the instruments relating thereto, giving effect to any provision contained therein for a subsequent downward adjustment of such consideration), payable to the Corporation upon the exercise of such Options and, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities). No further adjustment of the Conversion Price for the Series 1997 Preferred Stock, adjusted upon the issuance of such Options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such Options or the conversion of any such Convertible Securities. If any such Options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised and fewer than the maximum number of Additional Shares of Common Stock deemed issued thereunder upon issuance thereof shall have actually been issued thereunder, or more than the minimum consideration deemed to have been received by the Corporation upon issuance thereof shall have been actually received by the Corporation, then the Conversion Price for the Series 1997 Preferred Stock adjusted upon the issuance of such Options or Convertible Securities shall be readjusted to the Conversion Price for the Series 1997 Preferred Stock which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such Options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such Options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

               (D) Except as expressly provided herein, no adjustment in the Conversion Price of any share of Series 1997 Preferred Stock shall be made in respect of the issue of Additional Shares of Common Stock unless the consideration per share for such Additional Shares of Common Stock issued or sold or deemed to be issued or sold by the Corporation is less than the Conversion Price for such share of Series 1997 Preferred Stock or the Market Price, in each case, in effect on the date of, and immediately prior to, such issue or sale.

          (vi) Reorganizations, Mergers, Consolidations, or Sales of Assets.  If
               ------------------------------------------------------------
     at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this paragraph (f)) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person which is effected so that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of the Series 1997 Preferred Stock shall thereafter be entitled to receive upon conversion of the Series 1997 Preferred Stock, the number of shares of stock, securities or assets of the Corporation, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled in connection with such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph (f) with respect to the rights of the holders of the Series 1997 Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this paragraph (f) (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series 1997 Preferred Stock) shall be applied thereafter with as nearly an equivalent effect as may be practicable.

          (vii)  No Adjustment.  No adjustment to the Conversion Price shall be
                 -------------
     made if such adjustment would result in a change in the Conversion Price of less than 5%. Any adjustment of less than 5% which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of 5% or more in the Conversion Price.

          (viii)  Certificate as to Adjustments.  Upon the occurrence of each
                  -----------------------------
     adjustment or readjustment of the Conversion Price pursuant to this paragraph (f), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to each holder of Series 1997 Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based (including, without limitation, any determination of the Market Price made pursuant to the second sentence of the definition thereof). The Corporation shall, upon the written request at any time of any holder of Series 1997 Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustment, (ii) the Conversion Price at that time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at that time would be received upon the conversion of Series 1997 Preferred Stock.

          (ix) Objections.  The Required Holders shall have the right to object
               ----------
     to any adjustment of the Conversion Price or other matter set forth in a certificate furnished to the holders pursuant to subparagraph (f)(viii) hereof (including, without limitation, any determination of the Market Price made pursuant to the second sentence of the definition thereof) by giving written notice (an "Objection Notice") to the Corporation specifying
                                ----------------
     the nature of their objection within 30 days following receipt of any such certificate pursuant to subparagraph (f)(viii) hereof and, unless such objection is resolved by agreement of the Corporation and the Required Holders within fifteen days thereafter, the Corporation and the Required Holders shall each have the right to subject the disputed determination to separate firms of independent public accountants of recognized national standing (or, in the case of a determination of the Market Price made by an independent brokerage firm, to separate independent brokerage firms) for a joint resolution of such objection (neither of which shall be the firm of independent public accountants regularly retained by the Corporation or verifying the computation of the Corporation pursuant to subparagraph
     (f)(viii) or the independent brokerage firm determining the Market Price pursuant to the second sentence of the definition thereof). If such firms cannot jointly resolve such objection, then, unless otherwise directed by agreement of the Corporation and the Required Holders, such firms shall choose another firm of independent public accountants of recognized national standing, which firm shall resolve such objection. In such case, the (A) Market Price, (B) adjustments or readjustment required by this paragraph (f), (C) Conversion Price in effect and (D) number of shares of Common Stock and the amount, if any, of other property which at that time would be received upon the conversion of Series 1997 Preferred Stock, as so determined, shall be conclusive and binding on the Corporation, all of the holders of Series 1997 Preferred Stock and all persons claiming under or through any of them. In the event that an Objection Notice is given pursuant to this subparagraph (f)(ix), the cost of the independent public accountants (or independent brokerage firm) selected by the Corporation shall be borne solely by the Corporation, the cost of the independent public accountants (or independent brokerage firm) selected by the Required Holders shall be borne solely by the Required Holders, and the cost of any independent public accountants (or independent brokerage firm) chosen by the Corporation's and the Required Holders' independent public accountants (or independent brokerage firms) to resolve any objection shall be borne one-half each by the Required Holders and the Corporation.

          (x) Notices of Record Date.  In the event of any taking by the
              ----------------------
     Corporation of a record of the holders of any class of securities of the Corporation other than Series 1997 Preferred Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any Convertible Securities or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series 1997 Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or rights.

          (xi) Reservation of Stock Issuable Upon Conversion.  The Corporation
               ---------------------------------------------
     shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series 1997 Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series 1997 Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series 1997 Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     (g) Protective Provisions.  In addition to any other rights provided by
         ---------------------
law, so long as any Series 1997 Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than 66-2/3% of such outstanding shares of Series 1997 Preferred Stock, (i) amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or Bylaws, as amended, or file any certificate of designations, preferences and rights of any series of Preferred Stock, par value $1.00 per share, of the Corporation, if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any Series 1997 Preferred Stock; or (ii) effect any stock split, reverse stock split or similar event involving the Series 1997 Preferred Stock.

     (h) Notices.  Any notice required by the provisions hereof to be given to
         -------
the holders of shares of Series 1997 Preferred Stock shall be deemed given if deposited in the United States Postal Service, registered mail, return receipt requested, postage prepaid and addressed to each holder of record at his address appearing on the books of the Corporation. For so long as General Electric Capital Corporation or any entity controlled by or under common control with it shall be the beneficial owner of any shares of the Series 1997 Preferred Stock, a copy of any such notice shall also be given to King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303, Attention: John Hays Mershon, Esq.

                             CONSENT AND AGREEMENT
                             ---------------------

          For $10 and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned, Ramsay Holdings HSA Limited and Paul Ramsay Holdings Pty. Limited, the holders of all of the issued and outstanding shares of Class B Preferred Stock, Series C, par value $1.00 per share ("Series C Stock"), of Ramsay Health Care, Inc., a Delaware corporation (the "Company"), and Paul Ramsay Hospitals Pty. Limited ("Ramsay Hospitals"), the holder of all the issued and outstanding shares of Class B Preferred Stock, Series 1996, par value $1.00 per share ("Series 1996 Stock"), of the Company (collectively, the "Stockholders"), each hereby consents and agrees, on its own behalf and on behalf of its successors and assigns, for the benefit of the holders from time to time of Series 1997 Preferred Stock (as hereinafter defined), notwithstanding the terms of the Certificate of Designation of the Series C Stock filed with the Secretary of State of the State of Delaware (the "Secretary") on June 29, 1993 (the "Series C Certificate"), including, without limitation, subparagraph (f) of the Series C Certificate and notwithstanding the terms of the Certificate of Designation of the Series 1996 Stock filed with the Secretary on March 12, 1997 (the "Series 1996 Certificate"), including, without limitation, subparagraph (f) of the Series 1996 Certificate, (i) to the creation by the Company of Class B Preferred Stock, Series 1997, par value $ 1.00 per share (the "Series 1997 Preferred Stock"),
(ii) to the issuance of 100,000 shares of the Series 1997 Preferred Stock, (iii) to the execution, delivery, performance and filing of all agreements, certificates and other documents in connection therewith, including, without limitation, the filing with the Secretary of the Certificate of Designations for the Series 1997 Preferred Stock, to which this Consent and Agreement is attached (the "Series 1997 Certificate of Designations") and (iv) that the Series 1997 Preferred Stock is senior to each of the Series C Stock and the Series 1996 Stock in liquidation and the holders of the Series 1997 Preferred Stock are entitled to receive dividends prior to the holders of the Series 1996 Stock as provided in the Series 1997 Certificate of Designations.

          This Consent and Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, this Consent and Agreement has been duly executed by the parties hereto as of the 30th day of September, 1997.

                              RAMSAY HOLDINGS HSA LIMITED



                              By:_______________________________________________
                                Name:
                                Title:



                              PAUL RAMSAY HOLDINGS PTY. LIMITED



                              By:_______________________________________________
                                Name:
                                Title:


                              PAUL RAMSAY HOSPITALS PTY. LIMITED


                              By:_______________________________________________
                                Name:
                                Title: